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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2000, except for Note 11, as to which
the date is              , 2000, in the Registration Statement (Form S-1) of
Transmeta Corporation (a development stage Company) dated August 17, 2000.

Palo Alto, California
August 17, 2000

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     The foregoing consent is in the form that will be signed upon the reincorporation of company as described in Note 11 to the consolidated financial statements.

                                             /s/ ERNST & YOUNG LLP

Palo Alto, California
August 17, 2000